EXHIBIT - 23


                           CONSENT OF INDEPENDENT AUDITORS







We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-83269) pertaining to the 1979 Long-term Incentive Plan, the 1982 Incentive Stock Option Plan and Performance Dividend Plan, Registration Statement (Form S-8 No. 2-89499) pertaining to the 1984 Long-term Incentive Plan, Registration Statement (Form S-8 No. 33-20503) pertaining to the 1987 Long-term Incentive Plan, Registration Statement (Form S-8 No. 33-33623) pertaining to the Retirement Savings Plan, Registration Statement (Form S-8 No. 33-44423) pertaining to the 1991 Long-term Incentive Plan and Registration Statement (Form S-8 No. 33-56403) pertaining to the 1994 Long-term Incentive plan of Cincinnati Milacron Inc. of our report dated February 24, 1995, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of Cincinnati Milacron Inc. for the year ended December 31, 1994.



                                                 /s/ ERNST & YOUNG LLP
                                                ----------------------



Cincinnati, Ohio
March 27, 1995